SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this "Agreement"), is made as of April __, 2001 by and between Innovative Medical Services, a corporation organized under the laws of the State of California (the "Company" and xxxxxxxxxxxxx. (the "Buyer").

RECITALS

A. The Company and the Buyer are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by the provisions of Regulation D ("Regulation D" as promulgated by the United States Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "1933 Act"), Regulation S ("Regulation S" as promulgated by the SEC and Section 4(2) under the 1933 Act;

B. The Buyer desires to purchase from the Company, and the Company desires to sell to the Buyer, for the amounts and upon the terms and conditions stated in this Agreement, in a closing (the "Closing" as herein described, a $100,000 principal amount Convertible Debenture, the form of which is attached hereto as Exhibit A (the "Debenture"), which may be converted into Units each consisting of one share of common stock and one Common Stock Purchase Warrant ("Units"), upon the terms and conditions hereof and upon the terms and conditions of the Debenture and the Warrant contained in the Units. The Units into which the Debenture may (in accordance with its terms) be convertible shall be collectively preferred to herein as the "Conversion Units." The Debenture and the Conversion Units shall be collectively referred to herein as the "Securities."


                                   AGREEMENTS

NOW, THEREFORE, in consideration of their respective promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the Company and the Buyer hereby agree as follows:

1. PURCHASE AND SALE OF SECURITIES.

a. Purchase. The Buyer hereby agrees to purchase from the Company, and the Company agrees to sell to the Buyer, the Debenture at the Closing. The purchase price (the "Purchase Price") for the Debenture purchased at the Closing shall be $100,000 in immediately available funds by cashiers check or wire transfer.

b. Closing Date The date of the Closing (the "Closing Date") shall be April 30, 2001

c. Escrow and Closing. The Buyer and the Company appoint Dennis Brovarone, Attorney at Law to serve as Escrow Agent for the Closing of this Purchase Agreement. The Escrow and the Closing of this Purchase Agreement shall be as follows:

     i. On or before the next business day the Purchase Agreement has been executed by the Buyer and accepted by the Company, the Buyer shall deliver to the Escrow Agent, The Purchase Price by wire transfer to the Escrow Agent as follows:

                  Dennis Brovarone, Attorney at Law
                  COLTAF Account Bank One Colorado
                  ABA # 550 101 022 Acct # 190 783 306.

     ii. On or before the second business day on which the Escrow Agent has notified the Company of the Purchase Price, the Company shall deliver to the Escrow Agent, an original Convertible Debenture registered in the name of the Purchaser and its Wire Instructions. If the Debenture is not delivered within three business days of the Escrow Agent's confirmation of the receipt of funds, the Escrow shall provide notice to the Company and the Buyer of such non-receipt and the deposited funds shall be returned to the Investor without charge or interest upon the Buyer's written request.

     iii. On or before the next business day after the Escrow Agent's receipt of the Debenture, the Escrow Agent shall wire transfer the Purchase to the Company.

     iv. The Buyer and the Company shall indemnify and hold harmless the Escrow Agent from any and all liability for performance under this Agreement. The Escrow Agent shall have the right to file an Interpleader Action in the Colorado State courts should any dispute arise between the parties as to the right, title or interest in any funds or securities deposited with the Escrow Agent as a result of this Agreement.


2. BUYER'S REPRESENTATIONS AND WARRANTIES

The Buyer understands, agrees with, and represents and warrants to the Company with respect to its purchase hereunder, that:

a. Investment Purposes: Compliance With 1933 Act. The Buyer is purchasing the Securities for its own account for investment only and not with a view towards, or in connection 'with, the public sale or distribution thereof, except pursuant to sales registered under or exempt from the 1933 Act. The Buyer is not purchasing the Securities for the purpose of covering short sale positions in the Common Stock established on or prior to the Closing Date. The Buyer agrees to offer, sell or otherwise transfer the Securities only (i) in accordance with the terms of this Agreement and the Debentures, as applicable, and (ii) pursuant to registration under the 1933 Act or to an exemption from registration under the 1933 Act and any other applicable securities laws. The Buyer does not by its representations contained in this Section 2(a) agree to hold the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time pursuant to a registration statement or in accordance with an exemption from registration under the 1933 Act, in all cases in accordance with applicable state and federal securities laws. The Buyer understands that it shall be a condition to the issuance of the Conversion Shares that the Conversion Shares be and are subject to the representations set forth in this Section 2(a).

b. Accredited Investor Status. The Buyer is an "accredited investor" as that term is defined in Rule 501 (a) of Regulation D. The Buyer has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment made pursuant to this Agreement. The Buyer is aware that it may be required to bear the economic risk of an investment made pursuant to this Agreement for an indefinite period of time, and is able to bear such risk for an indefinite period.

c. Reliance on Exemptions. The Buyer understands the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of the applicable United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Buyer's compliance with, the representations, warranties, acknowledgments, understandings, agreements and covenants of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Securities.

d. Information. The Buyer and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities that have been requested by the Buyer. The Buyer and its advisors if any, have been afforded the opportunity to ask all such questions of the Company as they have in their discretion deemed advisable. The Buyer understands that its investment in the Securities involves a high degree of risk. The Buyer has sought such accounting, legal and tax advice as it. has considered necessary to an informed investment decision with respect to the investment made pursuant to this Agreement.

e. No Government Review. The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities, nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

f. Transfer or Resale. The Buyer understands that (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless either (a) subsequently registered thereunder or (b) the Buyer shall have delivered to the Company an opinion by counsel reasonably satisfactory to the Company, in form, scope and substance reasonably satisfactory to the Company, to the . effect that the securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration,
(ii) any sale of such securities made in reliance on Rule 144 (as hereafter defined) may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person though whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder, and (iii) neither the Company nor any other person is under any obligation to register such securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to this Agreement).

g. Legend. The Buyer understands that the Debenture and until such time as the securities have been registered under the 1933 Act may be sold by the Buyer pursuant to Rule 144 (as amended, or any applicable rule which operates to replace said Rule) promulgated under the 1933 Act ("Rule l44"), the stock certificates representing the Securities will bear a restrictive legend (the "Legend") in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT'), OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "LAWS"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF EITHER (I) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE LAWS, OR (II) AN OPINION OF COUNSEL PROVIDED TO THE ISSUER IN FORM, SUBSTANCE AND SCOPE REASONABLY ACCEPTABLE TO EIE ISSUER TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER THE LAWS DUE TO AN AVAILABLE EXCEPTION TO OR EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE LAWS.

The Legend shall be removed and the Company will issue certificates without the Legend to the holder of the Debenture or any Securities upon which the Legend is stamped, in accordance with Section 5(b).

h. Authorization: Enforcement. This Agreement and the Debenture have been duly and validly authorized, executed and delivered by the Buyer and are each and collectively valid and binding agreements of the Buyer enforceable in accordance with their terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, morat6rium, and other similar laws affecting the enforcement of creditors' rights generally.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company understands, agrees with, and represents and warrants to the Buyer that:

a. Organization and Qualification The Company and its subsidiaries are corporations duly organized and existing in good standing under the laws of the respective jurisdictions in which they are incorporated, except as would not have a Material Adverse Effect (as defined below), and have the requisite corporate power to own their properties and to carry on their business as now being conducted. Each of the Company and its subsidiary is duly qualified as a foreign corporation to do business mid is in good standing in every jurisdiction in which the nature of the business conducted by it makes such qualification necessary and where the failure so to qualify would have a Material Adverse Effect. "Material Adverse Effect" means any material adverse effect on the operations, properties or financial condition of the Company and its subsidiaries taken as a whole.

b. Authorization: Enforcement. (i) The Company has the requisite corporate power and authority to enter into and perform this Agreement and the Debenture, to issue and sell the Debenture and the Securities in accordance with the terms hereof, and to perform its obligations under the Debenture in accordance with the requirements of the same, (ii) the execution, delivery mid performance of this Agreement and the Debenture by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by the Company's Board of Directors and no further consent or authorization of the Company, its Board of Directors, or its stockholders is required, (iii) this Agreement and, on the Closing Date, the Debenture sold at the Closing, have been duly and validly authorized; executed and delivered by the Company, and (iv) this Agreement and the Debenture (when issued), constitute the valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting, generally, the enforcement of creditors' tights and remedies or by other equitable principles of general application.

c. Capitalization. As of April __, 2001, the authorized capital stock of the Company consists of (i) 20,000,000 shares of Common Stock of which 6,625,752 shares were issued and outstanding, and. (ii) 5,000 shares of Preferred Stock of which no shares were issued and outstanding; All of such outstanding shares have been validly issued and are fully paid and non-assessable. No shares of Common Stock are subject to preemptive rights or any other similar rights or any liens or encumbrances.

d. Issuance of Securities. The Securities are all duly authorized and reserved for issuance, arid in all cases upon issuance shall be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and will not be subject to preemptive rights or other similar rights of stockholders of the Company.

e. No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consumption by the. Company of the transactions contemplated hereby will n6t (i) result in a violation of the Certificate of Incorporation or Bylaws or (il) conflict with' or constitute a default (or an event which with notice or lapse of time or both would become a default under, or give to others any rights of termination, amendment. acceleration or cancellation of; any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree. (including federal and state securities laws and regulations) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected (except for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect). Neither the Company nor any of its subsidiaries is in violation of its Certificate of Incorporation or other organizational documents, and neither the Company nor any of its subsidiaries is in default (and no event has occurred which, with notice or lapse of time or both, would put the Company or any of its subsidiaries in default) under, nor has there occurred any event giving others (with notice or lapse of time or both) any rights of termination, amendment, acceleration or cancellation of; any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, except for possible defaults or rights as would not, m the aggregate or individually, have a Material Adverse Effect. The business of the Company and its subsidiaries is not being conducted, and shall not be conducted so long as the Buyer owns any of the Securities; in violation of any law, ordinance or regulation of any governmental entity, except for possible violations which neither singly or in the aggregate would have a Material Adverse Effect. Except as specifically contemplated by this Agreement and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of; or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or the Debenture in accordance with the terms hereof and thereof, or to perform its obligations with respect to the Debenture exactly as described in the Debenture (once issued).

 f. Absence of Litigation There is no action, suit, proceeding, inquiry or investigation before or by any court, public board or body pending or, to the knowledge of the Company, threatened against or affecting the Company, wherein an unfavorable decision, ruling or finding would have a Material Adverse Effect or which would adversely affect die validity or enforceability of; or the authority or ability of the Company to perform its obligations under, this Agreement or any of the documents contemplated herein.

g. Brokers: No General Solicitation. The Company has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby. The Company and the Buyer both acknowledge that no broker or finder was involved with respect to the transactions contemplated hereby. Neither the Company nor any distributor participating on the Company's behalf in the transactions contemplated hereby nor any person acting for the Company, or any such distributor, has conducted any general solicitation," as described in Rule 502(c) under Regulation D, with respect to the Securities being offered hereby.

h. Securities Exchange Act Filings. The Company has timely filed all Securities Exchange Act filings required of it for not less than the past twelve months and that the Company is eligible to file an S-3 registration statement on behalf of the Buyer as a selling securities holder. The Company further represents and warrants that these Securities Exchange Act filings do not contain any misstatements of material facts regarding the Company or omissions which render the statements made therein misleading.

i. Registration of Securities: Within thirty days of closing of the this Purchase Agreement, the Company shall file a registration statement on Form S-3 for twice the number of Conversion Shares as would be issued if the Debenture were to be converted as of said thirtieth day. As and when the registration statement is declared effective by the SEC and upon conversion, the Buyer may publicly offer and sell the Conversion Shares pursuant to the Prospectus contained within said registration statement. The Company shall provide the Buyer with sufficient copies of the Prospectus. The Company makes no representation as to when the registration statement will be declared effective.

j. Late Fee for Failure to File the Registration Statement: In the event the Company fails to file the above registration on or before the thirtieth day after closing of this Purchase Agreement, the Company agrees to pay the Buyer a late fee of fifteen thousand dollars which shall be added to the principal of the Debenture. Failure to File the Registration Statement shall also be an event of default of the Debenture.


4. COVENANTS.

a. Best Efforts. Each party shall use its best efforts timely to satisfy each of the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

b. Securities Laws. The Company agrees to timely file a Form D (or equivalent form required by applicable state law) with respect to the Securities if and as required under Regulation D and applicable state securities laws and to provide a copy thereof to the Buyer promptly alter such filing. The Company shall, on or before the Closing Date, take such action as is necessary to sell the Securities being sold to the Buyer on each such date under applicable securities laws of the United States, and shall if specifically so requested provide evidence of any such action so taken to the Buyer on or prior to the Closing Date.

c. Reservation of Shares. The Company shall at all times have authorized, and reserved for the purpose of issuance, a sufficient number of shares of Common Stock to provide for the issuance of all of the Conversion Shares.

d. Conversion Restrictions. Notwithstanding anything to the contrary set forth herein or in the Debenture, in no event shall any holder of the Debenture be entitled to convert Debenture in excess of such portion of the principal of the Debenture that, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates to exceed 9.99% of the outstanding shares of the Common Stock following such conversion. For purposes of the foregoing proviso, the aggregate number of shares of Common Stock beneficially owned by the holder and its affiliates shall include the number of shares of Common Stock issuable upon conversion of the Debenture with respect to which the determination of such proviso is being made. Except as set forth in the preceding sentence, for purposes of this Section 4(d), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended. The limitations imposed by this Section 4(d) on conversion of Debenture shall no longer apply, and the holder of the Debenture may convert all or any portion of the Debenture, irrespective of the resulting beneficial ownership of the Company's Common Stock, should any of the following events occur: (I) The Company shall either. (i) become insolvent; (ii) admit in writing its inability to pay its debts generally or as they become due; (iii) make an assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for, or consent to the appointment of; a trustee, liquidator, or receiver for its or for a substantial part of its property or business; or (II) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without the Company's consent and such appointment is not discharged within sixty (60) days after such appointment; or (III) Any governmental agency or any court of competent jurisdiction at the instance of any governmental agency shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or
(IV) Any money judgment, writ or Debenture of attachment, or similar process in excess of Two Hundred Thousand United States Dollars (US$200,000.00) in the aggregate shall be entered or filed against the Company for any of its properties or assets and shall remain unpaid, unvacated, unbonded or unstayed for a period of fifteen (15) days or in any event later than five (5) days prior to the date of any proposed sale thereunder; or (V) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty days after such institution or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit the material allegations of or default in answering a petition filed in, any such proceeding.


5. LEGEND AND TRANSFER INSTRUCTIONS.

a. Transfer Agent Instructions. The Company shall tender the irrevocable instructions its transfer agent set forth in Exhibit 5.a attached hereto to issue certificates, registered in the name of the Buyer or its nominee, for the Conversion Shares in accordance with the terms of the applicable Debenture and in such amounts as specified from time to time by the Buyer to the Company, upon conversion of the Debenture. All such certificates shall bear the restrictive legend specified in Section 1(g) of this Agreement only to the extent required by applicable law and as specified in this Agreement and the Exhibits and Addenda hereto. Nothing in this Section shall affect in any way the Buyer's obligations and agreement to comply with all applicable securities laws upon resale of the Conversion Shares.

b. Removal of Legends. The Legend shall be removed and the Company shall issue a certificate without such Legend to the holder of any Security upon which it is stamped, and a certificate for a security shall be originally issued without the Legend, if, unless otherwise required by state securities laws, (i) the sale of such Security is registered under the 1933 Act or (ii) such holder provides the Company with an opinion by counsel reasonably satisfactory to the Company, that is in form, substance and scope reasonably satisfactory to the Company, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act or (iii) such holder provides the Company with assurances reasonably satisfactory to the Company and its counsel, that such Security can be sold pursuant to Rule 144. The Buyer agrees that its sale of all Securities, including those represented by a certificate(s) from which the Legend has been removed, or which were originally issued without the Legend, shall be made only pursuant to an effective registration statement (and to deliver a prospectus in connection with such sale) or in compliance with an exemption from the registration requirements of the 1933 Act. In the event the Legend is removed from any Security or any Security is issued without the Legend and thereafter the effectiveness of a registration statement covering the sales of such Security is suspended or the Company determines that a supplement or amendment thereto is required by applicable securities laws, then upon reasonable advance notice to the holder of such Security, the Company shall be entitled to require that the Legend be placed upon any such Security which cannot then be sold pursuant to an effective registration statement or Rule 144 or with respect to which the opinion referred to in clause (ii) next above has not been rendered, which Legend shall be removed when such Security may be sold pursuant to an effective registration statement or Rule 144 (or such holder provides the opinion with respect thereto described in clause (ii) next above.

c. Conversion of Debenture. The Buyer shall have the right to convert the Debenture sold hereunder into Conversion Units by delivering via facsimile an executed and completed Notice of Conversion (as defined in the Debenture) to the Company and delivering within two (2) business days thereafter the original Notice of Conversion and (once it has been fully converted) the original Debenture being converted by express courier to the Company. Each date on which a Notice of Conversion is faxed to the Company in accordance with the provisions hereof shall be deemed a. "Conversion Date". The Company will transmit the certificates representing the shares of Common Stock and Warrants issuable upon conversion of the Debenture (along with a replacement Debenture representing the amount of principal of said Debenture not so converted, if applicable) to the Buyer via express courier, within three (3) business days after the relevant Conversion Date (with respect to each conversion, the "Deadline").




6. CONDITIONS TO THE COMPANY'S OBLIGATION TO SELL.

The obligation of the Company hereunder to sell the Debenture at the Closing is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion:

a. The parties shall have executed this Agreement.

b. The Buyer shall have delivered the Purchase Price.

c. The representations and warranties of the Buyer shall be true and correct in all material respects as of the date made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and the Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Buyer at or prior to the Closing Date.

d. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.


7. CONDITIONS TO THE BUYER'S OBLIGATION TO PURCHASE.

The obligation of the Buyer to purchase the Debenture is subject to the satisfaction, on or before the Closing Date, of each of the following conditions, provided that these conditions are for the sole benefit of the Buyer and may be waived by the Buyer at any time in its sole discretion:

a. The parties shall have executed this Agreement.

b. The representations and warranties of the Company shall be true and correct in all material respects as of the date made and as of Closing Date as though made at that time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

c. With respect to the Closing, the Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Buyer the Debenture being sold at the Closing.

d. With respect to the Closing, the Company shall have issued and have duly executed by the authorized officers of the Company, and delivered to the Buyer the Irrevocable Transfer Agent Instructions at the Closing.

e. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction or any self regulatory organization having authority over the matters contemplated hereby which restricts or prohibits the consummation of any of the transactions contemplated herein.


8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without regard to the principles of conflict of laws. In the event of any litigation regarding the interpretation or application of this Agreement, the parties irrevocably consent to jurisdiction in any of the state or federal courts located in San Diego, California and waive their rights to object to venue in any such court, regardless of the convenience or inconvenience thereof to any party. Service of process in any civil action relating to or arising out of this Agreement (including also all Exhibits or Addenda hereto) or the transaction(s) contemplated herein may be accomplished in any manner provided by law. The parties hereto agree that a final, non-appealable judgment in any such suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on such judgment or in any other lawful manner.

b. Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and signature pages from such counterparts have been delivered to the Escrow Agent on behalf of the other party. In the event any signature page is delivered by facsimile transmission (which the parties agree is an acceptable form of delivery), the party using such means of delivery shall cause an additional originally executed signature page to be physically delivered to the other party within two (2) business days of the execution and delivery of the facsimile signature.

c. Headings: Gender Etc. The headings of this Agreement are for convenience of reference and shall not form a part of; or affect the interpretation of this Agreement. As used herein, the masculine shall refer to the feminine and neuter, the feminine to the masculine and neuter, and the neuter to the masculine and feminine, as the context may require. As used herein, unless the context clearly requires otherwise, the words "herein " "hereunder" and "hereby," shall refer to this entire Agreement and not only to the Section or paragraph in which such word appears. If any date specified herein falls upon a Saturday, Sunday or public or legal holidays, the date shall be construed to mean the next business day following such Saturday, Sunday or public or legal holiday. For purposes of this Agreement, a "business day" is any day other than a Saturday, Sunday or public or legal holiday.

d. Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement In that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to he given under the terms of this Agreement shall be delivered personally or by courier or via facsimile (if via facsimile, to be followed within three (3) business days by an original of the notice document via courier) and shall be effective upon receipt, if delivered personally or by courier or by facsimile, in each case properly addressed to the party to receive the same. The addresses for such communications shall he:

If to the Company:         Innovative Medical Services
                           1725 Gillespie Way
                           El Cajon, CA 92020

                           Telephone:       619 596 8600
                           Facsimile:       619 596 8791
                           Attention: Mr. Michael Krall


If to the Buyer, at the address on the signature page of this Agreement. Each party shall provide ritten notice to the other party of any change in address.

g. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. Neither the Company nor the Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the other (which consent shall not be unreasonably withheld), and in any event any assignee of the Buyer shall be an accredited investor (as defined in Regulation D), in the written opinion of counsel who is reasonably satisfactory to the Company and in form, substance and scope reasonably satisfactory to the Company. Notwithstanding the foregoing, if applicable, any of the entities constituting the Buyer (if greater than one
(1) entity) may assign its rights hereunder to any of its "affiliates," as that term is defined under the 1934 Act, without the consent of the Company; provided, however, that any such assignment shall not release such assigning entity from its obligations hereunder unless such obligations are assumed by such affiliate and the Company has prior to such assignment and assumption consented in writing to the same; and no such assignment shall be made unless it is made in accordance with any applicable securities laws of any applicable jurisdiction. Any request for an assignment made hereunder by the Buyer shall be accompanied by a legal opinion in form, substance and scope reasonably satisfactory to the Company, that such assignment is proper under applicable law. Notwithstanding anything herein to the contrary, Buyer may pledge the Securities as collateral for a bona fide loan pursuant to a security agreement with a third party lender, and such pledge shall not be considered an assignment in violation of ails Agreement so long as it is made in compliance with all applicable law.

h. No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

i. Survival. Unless this Agreement is terminated under Section 8(k), the representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4, 5 and 8 shall survive the Closing of the purchase and sale of Securities purchased and sold hereby.

j. Further Assurance. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

k. Termination. In the event that the Closing shall not have occurred on or before ten (10) business days from the date hereof this Agreement shall terminate at the close of business on such date. Neither party may unilaterally terminate this Agreement after the Closing for any reason other than a material breach of this Agreement by the non-terminating party. Such termination shall not be the sole remedy for a breach of this Agreement by the non-terminating patty, and each party shall retain all of its rights hereunder at law or in equity. Notwithstanding anything herein to the contrary, a party whose breach of a covenant or representation and warranty or failure to satisfy a condition prevented the Closing shall not be entitled to terminate this Agreement.

l. Remedies. No provision of this Agreement providing for any specific remedy to a party shall be construed to limit such party to the specific remedy described, and any other remedy that would otherwise be available to such party at law or in equity shall be so available. Nothing in this Agreement shall limit any rights a party may have with any applicable federal or state securities laws with respect to the transactions contemplated hereby.

IN WITNESS WHEREOF, the Buyer and the Company have caused this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:          Innovative Medical Services

                   By:
                         Mr. Michael Krall, President & Chief Executive Officer


                  BUYER:   xxxxxxxxxxxxxxxxxxxx.
                           ---------------------

                  By:
                           -----------------------------------
                           Alfred Peeper, Authorized Representative



         BUYER'S ADDRESS:               (with copy to:)

         xxxxxxxxxxxxxxxxxxxx            Alfred Peeper
         xxxxxxxxxxxxxxxxxxxx            Calle Hamburgo 22
         xxxxxxxxxxxxxxxxxxxx            Edificio 2-4
         xxxxxxxxxxxxxxxxxxxx            03500 Beniform-Alicante, Spain
         xxxxxxxxxxxxxx                  Fax # 011 34 96 683 0719